FOR IMMEDIATE RELEASE

Contact:  Ivan W. Webb
          President and Chief Executive Officer
          BroadBand Wireless International Corporation
          254-442-1603

              BROADBAND WIRELESS CONDUCTING INTERNAL INVESTIGATION

Cisco, Texas - (May 15, 2000) - BroadBand Wireless International Corporation (OTCBB: BBAN) today announced the resignation on May 3, 2000 of Ronald L. Baker as a director of the Company, as well as the commencement of an internal investigation of certain financial and accounting irregularities and possible violations of federal securities laws. Previously, on March 20, 2000, Mr. Baker had resigned as President of the Company. Ivan W. Webb, Chairman of the Board of Directors of the Company, who was elected President to replace Mr. Baker, said he and his fellow board members have assumed management responsibility for the Company. Mr. Webb stated that "the board has taken rapid action based on what we currently know, and we will update shareholders as soon as our investigation is completed. We have requested our outside counsel, Day Edwards Propester &
Christensen, P.C., to assist us in our investigation, and they have been instructed to pursue the investigation as expeditiously, but as completely, as possible, in order to ascertain the extent of damages incurred by the Company as a result of the conduct giving rise to the investigation. We have directed our counsel to report the results of their findings to the appropriate regulatory authorities."

Mr. Webb stated, "The matters underlying at least part of our investigation materially affect the Company's present ability to continue our previously announced plans to pursue wireless operations domestically. Accordingly, we have concluded that it is in the best interests of the Company and our shareholders to concentrate our present business activities on our international operations conducted by our wholly owned subsidiary, Itell, Inc., including efforts to fully implement Itell's contract to resell long-distance minutes originating within the United States and terminating in Mexico. In connection with this decision, we presently have centralized all administrative operations in our original Cisco, Texas location, and all shareholder inquiries should be directed to me there," said Mr. Webb.

Mr. Webb also reported that the Board of Directors had expanded to five members and announced the election of Tommy K. Hill and Sergio Ado as directors. "Mr. Hill, who is also Chief Financial Officer of the Company, heads the Company's International Division, and replaces Gifford Dieterle, who has resigned. Sergio Ado is President of the Company's wholly owned subsidiary, Itell, Inc," stated Mr. Webb. "Mr. Dieterle's service as a board member will be missed. We are meeting with a number of candidates for the fifth board seat, and anticipate that such vacancy will be filled shortly," concluded Mr. Webb.

Separately, the Company announced that Justin Ellis and Linda Sanders are no longer officers of the Company, and that Tommy K. Hill has been elected as Chief Operating Officer of the Company.


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The Company has also  established  a new  Internet  website,  which is currently under construction, where information about the Company can be obtained. The Company's new website can be found at www//bbanwireless.com. The Company anticipates having its new Internet website operational shortly.

This press release contains forward-looking statement as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve a number of risks and uncertainties, including the Company's entering into new markets, the integration of acquisitions and new operations, substantial capital requirements, general economic factors, the impact of rapid industry changes, increased competition, pricing pressures, government regulation, the availability of transmission facilities, reliance on sophisticated information systems, devaluation and currency risks, as well as other risks referenced from time to time in the Company's filings with the Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release. Readers are urged to carefully review and consider the various disclosures made by the Company in this release and in the Company's past and future reports filed with the Securities and Exchange Commission.


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